As filed with the Securities and Exchange Commission on July 27, 2005
                                      An Exhibit List can be found on page II-6.
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (Name of small business issuer in its charter)

         Colorado                        4953                     58-2222646
(State or other Jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
of Incorporation or            Classification Code Number)   Identification No.)
Organization)

                      23832 ROCKFIELD BOULEVARD, SUITE 275
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 609-0590
        (Address and telephone number of principal executive offices and principal place of business)

                            GORDON DAVIES, PRESIDENT
                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                      23832 ROCKFIELD BOULEVARD, SUITE 275
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 609-0590
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              ANDREA CATANEO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------- ------------------- ------------------ -------------------- --------------
    TITLE OF EACH CLASS OF SECURITIES TO BE          AMOUNT TO BE          PROPOSED        PROPOSED MAXIMUM     AMOUNT OF
                   REGISTERED                       REGISTERED (1)         MAXIMUM            AGGREGATE        REGISTRATION
                                                                        OFFERING PRICE      OFFERING PRICE         FEE
                                                                        PER SHARE (2)
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value issuable upon            32,000,000 (3)         $.19                 $6,137,000        $722.32
conversion of the secured convertible notes
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value issuable upon             8,000,000 (4)         $.28                 $2,240,000        $263.65
exercise of warrants
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value                           5,025,288             $.19                $954,804.72        $112.38
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value issuable upon             3,000,000 (5)         $.30                   $900,000        $105.93
exercise of stock options
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.01 par value issuable upon             1,700,000 (6)         $.25                   $425,000         $50.02
exercise of stock options
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
                                           Total      49,725,288                              $10,656,804.72      $1,254.30
-------------------------------------------------- ------------------- ------------------ -------------------- --------------

     (1) Includes shares of our common stock, par value $0.01 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

     (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 25, 2005, which was $.19 per share.

     (3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

     (4) Includes a good faith estimate of the shares underlying warrants exercisable at $.28 per share to account for antidilution and price protection adjustments.

     (5) Shares underlying options exercisable at $.30 per share.

     (6) Shares underlying options exercisable at $.25 per share.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

________________________________________________________________________________

     THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 27, 2005

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                              49,725,288 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of up to 49,725,288 shares of our common stock, including up to 32,000,000 shares of common stock underlying secured convertible notes in a principal amount of $2,000,000, up to 8,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants, 4,700,000 shares of common stock issuable upon the exercise of stock options and 5,025,288 shares of common stock. The secured convertible notes are convertible into our common stock at the lower of $0.21 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "RCAA". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 25, 2005, was $.19.

     INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2005.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Reclamation Consulting and Applications, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS


Cautionary Note Regarding Forward-Looking Statements                                               2
Prospectus Summary                                                                                 3
Risk Factors                                                                                       6
Use Of Proceeds                                                                                   11
Market For Common Equity And Related Stockholder Matters                                          12
Management's Discussion And Analysis Of Financial Condition And Results Of Operations             16
Description Of Business                                                                           20
Description Of Properties                                                                         23
Legal Proceedings                                                                                 23
Management                                                                                        24
Executive Compensation                                                                            25
Certain Relationships And Related Transactions                                                    26
Security Ownership Of Certain Beneficial Owners And Management                                    27
Description Of Securities                                                                         28
Commission's Position On Indemnification For Securities Act Liabilities                           29
Plan Of Distribution                                                                              30
Selling Stockholders                                                                              33
Legal Matters                                                                                     38
Experts                                                                                           38
Available Information                                                                             39
Index to Consolidated Financial Statements                                                        40

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

     In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

     Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

     We are a Colorado corporation that specializes in the production and sales of the AlderoxTM line of products including ASA-12TM, DCR TM, KR-7 TM, TSR TM, and ASA Cleaners. ASA-12TM is an asphalt release agent and DCR TM is an industrial chain lubricant. Both products were developed in response to the asphalt industry's need for effective, economical and environmentally friendly products. KR7TM is a concrete release agent we also developed to meet the industry's same needs. TSRTM was specifically designed as an environmentally friendly non-stick agent for the oil sands industry to reduce the build-up of clay, lime and mud on the undercarriages and sides of transport vehicles and equipment.

     We were originally formed in 1976 under the name Vac-Tec Systems, Inc. and reorganized as a public shell corporation without significant assets in early 1997, after we ceased operations in the glass vacuum coating business.

     For the years ended June 30, 2004 and 2003, we generated net revenues in the amount of $289,218 and $261,235 and net losses of $2,542,770 and $1,698,498, respectively. For the nine months ended March 31, 2005, we generated net revenues in the amount of $173,581 and a net loss of $2,397,627. As a result of recurring losses from operations and an accumulated deficit of $11,112,519 as pf June 30, 2004, our Independent Registered Public Accounting Firm, in their report dated September 2, 2004, have expressed substantial doubt about our ability to continue as going concern.

     Our principal offices are located at 23832 Rockfield Boulevard, Suite 275, Lake Forest, California 92630, and our telephone number is (949) 609-0590. We are a Colorado corporation.

The Offering

Common stock offered by selling stockholders................  Up to 49,725,288 shares, including the following:

                                                              -    up to  32,000,000  shares  of  common  stock  underlying  secured convertible notes in the principal amount of $2,000,000 (includes
                                                                   a  good  faith   estimate  of  the  shares   underlying   secured
                                                                   convertible   notes  to  account  for  market   fluctuations  and
                                                                   antidilution protection adjustments, respectively),

                                                              -    up to 8,000,000 shares of common stock issuable upon the exercise of common stock  purchase  warrants at an exercise  price of $.28
                                                                   per  share   (includes  a  good  faith  estimate  of  the  shares
                                                                   underlying  warrants  to  account  for  antidilution   protection
                                                                   adjustments),

                                                              -    up to 3,000,000 shares of common stock issuable upon the exercise of stock stocks at an exercise price of $.30 per share,

                                       3

                                                              -    up to 1,700,000 shares of common stock issuable upon the exercise of stock stocks at an exercise price of $.25 per share, and

                                                              -    5,025,288 shares of common stock.


                                                                   This number represents 66.93% of our current outstanding stock.

Common stock to be outstanding after the offering...........  Up to 74,295,813 shares

Use  of   proceeds..........................................  We will not receive any  proceeds  from the sale of the common  stock.
                                                              However, we will receive the sale price of any common stock we sell to the selling  stockholders upon exercise of the warrants.  We expect to use the proceeds  received from the exercise of the warrants,  if any, for general working capital purposes.  However, AJW Partners, LLC, AJW
                                                              Qualified  Partners,  LLC,  AJW  Offshore,  Ltd.,  and New  Millennium
                                                              Partners II, LLC will be entitled to exercise up to 5,200,000 warrants on a  cashless  basis if the  shares of common  stock  underlying  the warrants are not then registered pursuant to an effective registration statement.  In  the  event  that  AJW  Partners,  LLC,  AJW  Qualified
                                                              Partners, LLC, AJW Offshore,  Ltd., or New Millennium Partners II, LLC
                                                              exercise  the warrants on a cashless  basis,  then we will not receive any proceeds from the exercise of those warrants. In addition, we have received  gross  proceeds  $700,000  from  the  sale  of  the  secured convertible  notes and the  investors are obligated to provide us with an additional  $1,300,000;  $600,000 within five days of the filing of this  registration  statement,  and $700,000  within five days of this prospectus being declared  effective.  The proceeds  received from the sale of the  secured  convertible  notes  will be  used  for  business development purposes,  working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

 Over-The-Counter Bulletin Board Symbol.....................  RCAA

     The above information regarding common stock to be outstanding after the offering is based on 29,595,813 shares of common stock outstanding as of July 20, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

EXPLANATORY NOTE: ON JUNE 23, 2005, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH FOUR ACCREDITED INVESTORS. ANY ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT THAT WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL IS CONTINGENT UPON US OBTAINING SHAREHOLDER

APPROVAL TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 150,000,000 AND FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION. ON JULY 22, 2005, WE FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IS CURRENTLY BEING REVIEWED, ASKING A MAJORITY OF OUR SHAREHOLDERS TO AUTHORIZE THE INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK. IF A MAJORITY OF OUR SHAREHOLDERS APPROVE AN INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK, WE INTEND ON FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION IMMEDIATELY FOLLOWING OUR SHAREHOLDER MEETING. WE ARE REGISTERING 40,000,000 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE SECURED CONVERTIBLE NOTES AND WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT. UPON FILING THE CERTIFICATE OF AMENDMENT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THE SECURITIES PURCHASE AGREEMENT.

JUNE 2005 SECURITIES PURCHASE AGREEMENT

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 8,000,000 shares of our common stock.

     This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

     o    $700,000 was disbursed on June 23, 2005;

     o $600,000 will be disbursed within five days of the filing of this registration statement; and

     o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

     Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

     The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.21 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of July 26, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.19 and, therefore, the conversion price for the secured convertible notes was $.095. Based on this conversion price, the $2,000,000 secured convertible notes, excluding interest, were convertible into 21,052,632 shares of our common stock.

     AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

     See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, AND MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

     We incurred net losses of $2,542,770 and $1,698,498 for the years ended June 30, 2004 and 2003, respectively. For the nine months ended March 31, 2005, we incurred a net loss of $2,397,627. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

     We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $2,000,000 to fund our continued operations for the next twelve months from the date of this prospectus, depending on revenues from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR  INDEPENDENT   REGISTERED   PUBLIC  ACCOUNTING  FIRM  HAS  STATED  THERE  IS
SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

     In their report dated September 2, 2004 on our financial statements as of and for the year ended June 30, 2004, our independent registered public accounting firm stated that our recurring losses from operations and our accumulated deficit as of June 30, 2004 raised substantial doubt about our ability to continue as a going concern. Since June 30, 2004, we have continued to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. DAVIES AND DAVIES OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our success depends to a significant extent upon the continued service of Messrs. Gordon Davies and Michael Davies, our current officers and directors. Loss of the services of either Messrs. Davies' could have a material adverse effect on our growth, revenues, and prospective business. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

     The asphalt and concrete lubricant industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease, it could have a materially adverse affect on our operating results.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

     We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     As of July 20, 2005, we had 29,595,813 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 7,368,422 shares of common stock at current market prices and outstanding warrants to purchase 2,800,000 shares of common stock. Additionally, we have an obligation to sell secured convertible notes that may be converted into an estimated 13,684,211 shares of common stock at current market prices and issue warrants to purchase 5,200,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

     Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 25, 2005 of $0.19.

                                                  Number of         % of
% Below        Price Per       With Discount      of Shares       Outstanding
Market          Share            at 50%           Issuable           Stock
-------        ---------       -------------      ---------       -----------

25%            $.1425            $.07125          28,070,176          48.68%
50%            $.095             $.0475           42,105,264          58.72%
75%            $.0475            $.02375          84,210,527          73.99%

     As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     The secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

     Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 37,000,000 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

     In June 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $2,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $700,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $1,300,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

     In connection with the Securities Purchase Agreements we entered into in June 2005, we executed a Security Agreement and an Intellectual Property
Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise up to 5,200,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $700,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $1,300,000; $600,000 within five days of the filing of this registration statement, and $700,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

SECURITIES PURCHASE AGREEMENT

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to purchase 8,000,000 shares of our common stock.

     This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

     o    $700,000 was disbursed on June 23, 2005;

     o $600,000 will be disbursed within five days of the filing of this registration statement; and

     o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

     Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

     The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

     o    $0.21; or
     o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

     We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.21 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

     Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

     We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.25. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36, multiplied by 104%.

     The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $700,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

     In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

     o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
     o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
     o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
     o Any breach of, or default under, the Warrants. An event of default under the secured convertible notes occurs if we:
     o    Fail to pay the principal or interest when due;
     o Do not issue shares of common stock upon receipt of a conversion notice;
     o Fail to file a registration statement within 45 days after June 23, 2005 or fail to have the registration statement effective within 120 days after June 23, 2005;
     o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
     o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
     o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
     o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
     o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
     o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
     o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

     Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

     o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and
     o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

     The warrants are exercisable until five years from the date of issuance at a purchase price of $0.28 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated June 23, 2005.

     Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

     The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

     The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

     A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

     The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,000,000 of secured convertible notes on July 26, 2005, at a conversion price of $0.095, the number of shares issuable upon conversion would be:

$2,000,000/$0.095 = 21,052,632 shares

     The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of July 25, 2005 of $0.19.

                                                      Number         % of
% Below        Price Per       With Discount        of Shares     Outstanding
Market            Share          at 50%             Issuable        Stock
-------        --------         ------------        ----------    -----------
25%              $.1425          $.07125            28,070,176      48.68%
50%              $.095           $.0475             42,105,264      58.72%
75%              $.0475          $.02375            84,210,527      73.99%

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "RCAA."

     For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.



                                      High($)          Low ($)
                                      ------           -------

  FISCAL YEAR 2004
  First Quarter                      $ 0.85            0.44
  Second Quarter                       0.86            0.56
  Third Quarter                        0.80            0.41
  Fourth Quarter                       0.53            0.32

  FISCAL YEAR 2005
  First Quarter                        0.49            0.30
  Second Quarter                       0.40            0.19
  Third Quarter                        0.38            0.21
  Fourth Quarter                       0.38            0.19

  FISCAL YEAR 2006
  First Quarter (1)                    0.20            0.19

(1) As of July 25, 2005

HOLDERS

     As of July 20, 2005, we had approximately 680 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;
     o contain projections of our future results of operations or of our financial condition; and
     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

GENERAL OVERVIEW

     We are a Colorado corporation that specializes in the production and sales of the AlderoxTM line of products including ASA-12TM, DCR TM, KR-7 TM, TSR TM, and ASA Cleaners. ASA-12TM is an asphalt release agent and DCR TM is an industrial chain lubricant. Both products were developed in response to the asphalt industry's need for effective, economical and environmentally friendly products. KR7TM is a concrete release agent we also developed to meet the industry's same needs. TSRTM was specifically designed as an environmentally friendly non-stick product for the oil sands industry to reduce the build-up of clay, lime and mud on the undercarriages and sides of transport vehicles and equipment.

CRITICAL ACCOUNTING POLICIES

     We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

Revenue Recognition
-------------------

     We recognize revenue when merchandise is shipped to a customer in accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104").

Stock-Based Compensation
------------------------

     We account for employee stock-based compensation under the "intrinsic value" method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), as opposed to the fair value method prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). Pursuant to the provisions of APB 25, we generally do not record an expense for the value of stock-based awards granted to employees.

     In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (Revised), "Share-Based Payment". This standard revised SFAS No. 123, APB Opinion No. 25 and related accounting interpretations and eliminates the use of the intrinsic value method for employee stock-based compensation. SFAS No. 123(R) requires compensation costs related to share-based payment transactions to be recognized in financial statements over the period that an employee provides service in exchange for the award. The effective date of this standard for the Company will be January 1, 2006. We are currently assessing the impact that this new standard will have on our financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

     In November 2004, the FASB has issued FASB Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" ("FAS No. 151"). The amendments made by FAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities.

     The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of FAS No. 151 will be applied prospectively. We do not expect the adoption of FAS No. 151 to have a material impact on our consolidated financial position, results of operations or cash flows.

     In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. We are in process of evaluating the impact of this pronouncement on our financial statements.

     In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. We believe that the adoption of this standard will have no material impact on our financial statements.

     In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. We will evaluate the impact of EITF 03-01 once final guidance is issued.

RESULTS OF OPERATIONS

     Our revenues are difficult to forecast and may vary significantly from quarter to quarter and year to year. In addition, our expense levels for each quarter are, to a significant extent, fixed in advance based upon our expectation as to the net revenues to be generated during that quarter. We therefore are generally unable to adjust spending in a timely manner to compensate for any unexpected shortfall in net revenues. Further as a result of these factors any delay in product introductions, whether due to internal delays or delays caused by third party difficulties, or any significant shortfall in demand in relation to our expectations, would have an almost immediate adverse impact on our operating results and on our ability to maintain profitability in a quarter.

COMPARISON OF THE YEAR ENDED JUNE 30, 2004 WITH THE YEAR ENDED JUNE 30, 2003

     We have incurred net losses for twelve months ended June 30, 2004 of $2,272,770 as compared to a net loss of $1,698,498 for the twelve months ended June 30, 2003. The losses for the twelve months ended June 30, 2004 and 2003 can be attributed in part to significant costs incurred in the introduction of our AlderoxTM line of products to the marketplace. We are optimistic that sales of our proprietary AlderoxTM line of products will continue to lead towards contracts which will begin to generate significant revenues to cover our operating expenses.

     The revenues for the twelve months ending June 30, 2003 are $261,235 and are from the sales of AlderoxTM products. The revenues from the twelve months ending June 30, 2004 are $289,218 and are from the sales of AlderoxTM products.

     The Cost of Goods Sold represents sixty four percent (64%) as compared to one hundred thirteen percent (113%) of sales for the twelve months ending June 30, 2003. The Costs of Goods are not consistent between years as a result of the varying sources, which created sales revenues in each year.

     Operating expenses consist primarily of general and administrative expenses. For the twelve months ended June 30, 2004 operating expenses totaled $1,774,600 as compared to $1,823,307 for the twelve months ended June 30, 2003. The decrease in operating expenses between the years of $48,707 can be primarily attributed to the Distribution and Manufacturing Agreements with North American Systems, Inc.

     Interest expense and other finance charges decreased from $106,454 for the twelve months ended June 30, 2003 to $45,622 for the twelve months ending June 30, 2004. The decrease between years can be attributed to the decrease in Notes payable between years 2003 and 2004.

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 2005 WITH THE THREE MONTHS ENDED MARCH 31, 2004

     We have incurred losses of $1,794,105 for the three months ended March 31, 2005 as compared to a net loss of $221,153 for the three months ended March 31, 2004. These are primarily non cash losses.

     The Cost of goods sold represents one hundred thirty four percent (134%) of net revenue for the three months ending March 31, 2005. The cost of sales for the three months ending March 31, 2004 was forty seven percent (47%) of net revenue. Revenues for both of the periods were derived from the sales of the Alderox(R) line of products.

     Operating expenses consist primarily of general and administrative expenses. For the three months ended March 31, 2005 operating expenses totaled $1,766,895 as compared to $180,368 for the three months ended March 31, 2004. The increase in general and administrative expenses is mainly due to stock issuances for consulting fees and the write off of bad debt of $958,968 from North American Systems, Inc.

     During the nine months ended March 31, 2005 the Company recognized a $21,975 loss on the settlement of debts.

     Interest expense increased during the three months ended March 31, 2005 by $18,822 over the same period in 2004.

LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 2005, we had a working capital deficit of $1,097,607. This compares to a working capital deficit of $435,308 as of March 31, 2004. The principal use of cash for the three months ended March 31, 2005 and 2004 was to fund the net loss from operations. We received cash from issuance of notes amounting to $160,501 during the three month period ending March 31, 2005.

     While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

     By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

     Our independent certified public accountant has stated in their report, dated as of September 2, 2004, that as a result of accumulated deficit of $11,112,519 as of June 30, 2004 and net losses of $2,542,770 and $1,698,498 for the years ended June 30, 2004 and 2003 respectively, these factors among others may raise substantial doubt about our ability to continue as a going concern.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 8,000,000 shares of our common stock. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

     o    $700,000 was disbursed on June 23, 2005;

     o $600,000 will be disbursed within five days of the filing of this registration statement; and

     o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

     Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

     The proceeds received from the sale of the secured convertible notes were used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

     The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.21 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.28 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

     Since the conversion price will be less than the market price of the common stock at the time the secured convertible notes are issued, we anticipate recognizing a charge relating to the beneficial conversion feature of the secured convertible notes during the quarter in which they are issued, including the fourth quarter of fiscal 2005 when $700,000 of secured convertible notes were issued.

     We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

     Other than as provided herein, we do not anticipate the sale or acquisition of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months.

INFLATION

     In the opinion of management, inflation has not had a material effect on our operations.

                                    BUSINESS

INTRODUCTION

     We are a Colorado corporation that specializes in the production and sales of the AlderoxTM line of products including ASA-12TM, DCR TM, KR-7 TM, TSR TM, and ASA Cleaners. ASA-12TM is an asphalt release agent and DCR TM is an industrial chain lubricant. Both products were developed in response to the asphalt industry's need for effective, economical and environmentally friendly products. KR7TM is a concrete release agent we also developed to meet the industry's same needs. TSRTM was specifically designed as an environmentally friendly non-stick product for the oil sands industry to reduce the build-up of clay, lime and mud on the undercarriages and sides of transport vehicles and equipment.

     We were originally formed in 1976 under the name Vac-Tec Systems, Inc. and reorganized as a public shell corporation without significant assets in early 1997, after we ceased operations in the glass vacuum coating business.

PRODUCTS

AlderoxTM ASA-12TM, DCRTM, KR-7TM, TSRTM and ASA Cleaners
---------------------------------------------------------

     We manufacture, sell and service the AlderoxTM line of products throughout the United States, Canada, the United Kingdom and India through independent distributors and sales representatives. AlderoxTM ASA-12TM is a ready-to-use product that allows asphalt to slide easily from truck beds. AlderoxTM DCRTM is a ready-to-use industrial chain lubricant used to reduce start-up power requirements while ensuring that highly polymerized asphalt mixes do not build-up on industrial asphalt drag chains or slats. AlderoxTM KR7TM is a ready-to-use product that allows concrete to easily release from concrete molds and forms.

     We believe the advantages of the AlderoxTM line of products over its competitors are as follows:

     -    100% biodegradable
     -    Completely non-hazardous
     -    Easily applied
     - No negative impact to equipment or asphalt/concrete - Exclusive filming technology

     AlderoxTM ASA-12TM, DCRTM, KR7TM, TSRTM and ASA Cleaners were designed for use in the asphalt, concrete and oil sands industries. The products are manufactured by RCAI and the formulations are patented in the United States.. Our manufacturing facility is located in West Vally City, Utah.

SALES AND MARKETING

     Our marketing program includes the development of international markets and support of existing distributors and independent sales representatives throughout the United States, Canada, the United Kingdom and India This support includes; the development of compliance data, sales materials, product demonstrations and sales leads. Compliance Data is performance data we generated from on-site pilot testing. This data specifically shows the characteristics of asphalt release from trucks prior to applying AlderoxTM ASA-12TM and after applying AlderoxTM ASA-12TM in comparison with other competitive products currently used by our potential customers..

RAW MATERIALS

     Our products are produced by using 100% natural ingredients. The formulas used in our AlderoxTM line of products are patented in the United States.

COMPETITION

     We compete with over 60 other companies who have competing products. Our competition consists of companies that are mainly smaller than us and with less financial resources who operate on a strictly regional basis and some companies who are larger, such as Zep Industries and the ChemMark Corporation, with greater financial resources and larger organizations.

     Competition in this industry focuses on price, quality, features, performance, specialization, expertise, reliability, technology, customer relationships, marketing, advertising, sales, publicity, distribution, serving particular market niches, and appealing to particular consumers.

GOVERNMENTAL REGULATION

     There are certain government regulations through state approvals for asphalt release agents on a state by state basis. Each state has their own approval process, with some being more stringent than others. This process is designed to assure the states that the products that are approved meet certain environmental regulations. Our customers are responsible for compliance with these regulations and we have not assumed any responsibility for compliance as a provider of products to our customers. Not all of the individual states require approval. We are not aware of any government regulations that are required prior to product sale and use of concrete release agents such as AlderoxTM KR7TM, industrial chain lubricants such as AlderoxTM DCRTM, non-stick undercoatings and coatings, such as AlderoxTM TSRTM or cleaners, such as our ASA Cleaners.

     We have obtained government approval for all of Canada, the United Kingdom and India for both Alderox(TM) ASA-12(TM) and KR7(TM). ASA-12(TM) and KR7(TM) have been recognized as the national standard for asphalt and concrete release agents in Canada and now carry the Canadian Environmental Choice Eco-Logo. We will apply for national standard Eco-Logo status for TSR(TM) and DCR(TM) in the future. We are not aware of any Canadian government approvals necessary for the sale of TSR(TM), DCR(TM) or ASA cleaners. In the United States, we are approved for use in; Washington, Oregon, Idaho, California, Utah, Colorado, Arizona, New Mexico, Oklahoma, Alaska, Hawaii, Florida, Georgia, Tennessee, Pennsylvania, Connecticut, New Jersey and West Virginia. We have applied for approval in; Kansas, Nebraska, Wyoming, Alabama, Arkansas, Louisiana, Missouri, Mississippi, Nevada, New York, North Carolina, South Carolina, Ohio, Virginia, Delaware, Maryland, Vermont, Rhode Island, New Hampshire and Massachusetts. Initial steps are being taken to apply for approval in; Maine, DC, Kentucky, Wisconsin, Illinois, Indiana, Michigan, North Dakota, South Dakota and Texas. We are not aware of any United States government approvals necessary for the sales of Alderox(TM) KR7(TM), DCR(TM) or ASA Cleaners.

PATENTS AND PROPRIETARY TECHNOLOGY

     It is our intention to vigorously protect our proprietary property through the filing of U.S. and international patent applications, both broad and specific, where necessary and reasonable. We believe we will attain both strong and broad patent protection for our technologies. We intend to protect our inventions in all major countries where significant markets for our product may be created. It is our intention that all our products be protected under various pending patents, issued patents, copyrights and trademarks.

     We have the policy of disclosing our proprietary information only under a confidentiality agreement. This agreement has a special clause regarding ownership by us of all inventions related to, or based in any way upon, our technologies.


FILINGS

----------------------------------------------------- ---------------------------- ------------- ---------------------
                                                      Application or Patent No.                  Registration or
Patent                                                                             Country       Filing Date
----------------------------------------------------- ---------------------------- ------------- ---------------------
Release Agent Formulas and Methods                    Pat. #6,902,606              USA           June 7, 2005

----------------------------------------------------- ---------------------------- ------------- ---------------------
Release Agent Formulas and Methods                    App. #2896/DELNP/2004        India         Feb. 26, 2004
----------------------------------------------------- ---------------------------- ------------- ---------------------
Release Agent Formulas and Methods                    App. #04775812.3             EPO           Jan, 18, 2005
----------------------------------------------------- ---------------------------- ------------- ---------------------
Release Agent Formulas and Methods                    App. #PCT/US04/ 05953        Multiple      Feb. 26, 2004
----------------------------------------------------- ---------------------------- ------------- ---------------------


                                                                      Registration or
 Trademark        Application or Registration No.    Country            Filing Date

 Alderox          Registration #2905209              USA              Nov. 23, 2004

 Alderox KR7      Application #78401951              USA              Apr. 14, 2004
                  Application #1214444               Canada           Apr. 23, 2004
                  Application #003775822             EU               Apr. 19, 2004
                  Application #719884                N. Zealand       Oct. 14, 2004
                  Registration #1025053              Australia        Oct. 13, 2004
                  Application # 1315205              India            Oct, 18, 2004

 ASA 12           Registration #2905208              USA              Nov. 23, 2004
                  Application #1214445               Canada           Apr. 23, 2004
                  Application # 003767357            EU               Apr. 15, 2004

 Alderox TSR      Application #78401946              USA              Apr. 14, 2004
                  Application #1214438               Canada           Apr. 23, 2004
                  Application # 003778156            EU               Apr. 19, 2004
                  Registration #1025054              Australia        Feb. 14, 2005
                  Application # 1315206              India            Oct. xx, 2004
                  Registration # 719883              N. Zealand       Apr. 14, 2004

RESEARCH AND DEVELOPMENT

     The technology and products sold by us are in the early stages of market acceptance. As a result, in order to accomplish a sale, a customer will typically require a significant research and development effort, in the form of testing and trials. These costs are funded in part by us, and expensed as a sales expense.

     In addition, we believe there may be additional undiscovered applications for the AlderoxTM line of products. We are currently exploring additional markets.

EMPLOYEES

     At July 1, 2005, we had approximately seven employees, including two in management, two in administrative, two in sales, and one in production and shipping. There exist no organized labor agreements or union agreements between our employees and us. We have employment agreements with our executive officers, Gordon Davies and Michael Davies. We believe that our relations with our employees are good.

                            DESCRIPTION OF PROPERTIES

     Our principal executive offices are located at 23832 Rockfield Boulevard, Suite 275, Lake Forest, California 92630, and our telephone number is (949) 609-0590. We occupy approximately 876 square feet of office space under a month to month informal lease agreement. The monthly rent is $1,850. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

     Our manufacturing warehouse is located at 3752 West 2270 South, West Valley City, Utah 84120. We are under a 30 month lease commencing March 15, 2005 for this 9,020 square feet warehouse. Our monthly lease payments are $5,067.

                                LEGAL PROCEEDINGS

     From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

     A former employee sued us for a breach of contract claim arising from an employment agreement entered into between the ex- employee and us on April 7, 2003. The original complaint was filed on Feb. 5, 2004 and asserts the following causes of action: breach of contract, breach of covenant of good faith and fair dealing, and fraud. The plaintiff is demanding compensatory and punitive damages as well as attorneys' fees and costs.

     We filed our Cross-Complaint on April 15, 2004 alleging breach of contract, negligence, intentional misrepresentation, rescission, and declaratory relief. An amended Cross-Complaint was filed July 6, 2004.

     The case was settled during the period ending December 31, 2004 and we settled for $1,000.

CASE #05CC05777 FILED IN THE SUPERIOR COUNT OF CALIFORNIA SANTA ANA ON MAY 18, 2005.

     Pacific Business Capital has sued us and our officers, Gordon Davies and Michael Davies, to recover an $55,000 debt allegedly owed under a supposed "partially written and partially oral" agreement by which the total of $80,000 was loaned to us. We filed a Demurrer to all causes of action of complaint filed by plaintiff Pacific Business Capital Corporation.

CASE # 050907049 FILED IN THE THIRD JUDICIAL DISTRICT COURT SALT LAKE COUNTY, STATE OF UTAH ON APRIL 15, 2005

     Jamestown, L.C. has sued us for breach of a property lease agreement dated May 30, 2002 in the amount of $54,272.58, plus interest and attorney fees and costs of court and $54,272.58 under the second cause of action, unjust enrichment/quantum merit. We filed an Order Staying All Proceedings Pending Mediation and Arbitration and are currently awaiting an arbitration date.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                   Age              Position
--------------------------------------------------------------------------------
Gordon W. Davies       37        President and Director
Michael C. Davies      35        Chief Financial Officer, Vice President
                                 and Director

     Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors, although only two are currently filled.

     Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

GORDON W. DAVIES - PRESIDENT AND DIRECTOR

     From 1991 to 1994, Mr. Davies was an Accounts Executive for Innovative Environmental Services, Ltd., located in Vancouver, British Columbia, which is a company in the business of wastewater treatment equipment. From 1993 to 1993 he held a Sales Manager position at Transenviro,Inc. in Irvine, California. From 1994 to 1996, Mr. Davies was the Sales/Marketing & Proposals Manager for Babcock King-Wilkinson, LP in Irvine, California, and in 1996 he was the acting CEO for this company. Babcock King-Wilkinson, LP is in the business of wastewater treatment system process design/engineering and equipment supply operations on a worldwide basis. From 1996 to 2000 Mr. Davies has been the President and a Director of Aquadynamic Technologies, Inc. He is also a Director of Aquatek,Inc., the wholly-owned subsidiary of Aquadynamic Technologies, Inc. Aquatek, Inc. is an engineering design house and supplier of computer-automated process and motor control systems for water and wastewater treatment systems. From 1996 to 1998 Mr. Davies was the General Manager of Wil-Flow, Inc. From 1997 to the present, Mr. Davies has held the position of President and a Director for us. Gordon Davies is the brother of Michael Davies.

MICHAEL C. DAVIES - CHIEF FINANCIAL OFFICER, VICE PRESIDENT AND DIRECTOR

     From 1988 to 1991, Mr. Davies was the Owner/Manager of Fuel Oil Polishing Company located in Vancouver, British Columbia, Canada. Mr. Davies' company was in the sales, marketing and project management of fuel oils polishing within the Province of British Columbia. From 1991 to 1993 he was an Accounts Executive with Innovative Environmental Services, Ltd. in Vancouver, a company in the business of sales and marketing of wastewater treatment equipment. From 1993 to 1994 he was the Marketing Manager for Transenviro, Inc., located in Irvine, California. Transenviro is an international supplier of wastewater treatment equipment and process design engineering. From 1994 to 1996 Mr. Davies was the Marketing Manager for Babcock King-Wilkinson, LP, Irvine, California, a wastewater treatment business. From 1996 to 2000 Mr. Davies has held the positions of Vice President and a Director for Aquadynamic Technologies, Inc. and Aquatek, Inc., which is a wholly owned subsidiary of Aquadynamic Technologies. Aquadynamic Technologies, Inc. was acquired by Registrant and became Registrant's wholly-owned subsidiary in November of 1997. From 1996 to 1998 Mr. Davies held the position of Vice President, Sales/Director for Wil-Flow, Inc., the sole supplier of its patented RGD (Rapid Gravity Dewatering) wastewater sludge dewatering system. From 1997 to the present, Mr. Davies has been the Vice President, Chief Financial Officer and a Director. Mr. Davies is the brother of Gordon Davies.

                             EXECUTIVE COMPENSATION

     The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending June 30, 2004, 2003 and 2002 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Gordon Davies             2004    135,200          0            0            -            -            -             -
  President               2003    135,200          0            0            -            -            -             -
                          2002    135,200          0            0        $150,000      950,000         -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Michael Davies            2004    135,200          0            0            -            -            -             -
  Chief Financial Officer 2003    135,200          0            0            -            -            -             -
                          2002    135,200          0            0        $150,000      950,000         -             -

EMPLOYMENT AGREEMENTS

     On January 6, 2005, we entered into five-year employment contracts with Gordon Davies to serve as Chief Executive Officer and President and Michael Davies to serve as Chief Financial Officer. The employment agreements are identical. The base salary under the agreement is $135,200 per annum, plus benefits. If we realize a minimum net profit for our 12 months ended June 30, 2005 of $250,000 or more, base compensation increases by 20% effective as of the beginning of the second twelve months of the employment agreement. If we realize a net profit of at least $250,000 over the 12 months ended June 30, 2006, 2007, 2008 and 2009, the base compensation increases by an additional 20% over the preceding year's compensation.

     In addition, the employment agreements provide for bonuses on a sliding scale based on our realizing net profits each fiscal year. A bonus equal to 10% of the base salary will be paid in any fiscal year in which net profits equal or exceed $250,000. This percentage increases on a sliding scale as net profits in any fiscal year over the three year contract term increase above $500,000, with a bonus equal to 100% of base salary to be paid if in any fiscal year we realize a net income of $2,500,000 or more.

     In addition, the employment contracts grant each employee 1,500,000 options to acquire our common stock. These options are all pre-existing options granted under previous contracts with each employee. All the stock option have vested under the following terms for each employee, 500,000 shares vested on January 15, 2002, 500,000 shares vested on January 15, 2003, and 500,000 shares vested on January 15, 2004. The option exercise price is $.40 per share.

     These employment contracts have non-compete provisions and various other provisions, including a death disability benefit of 3 months' pay plus 3 months' benefits.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     During the fiscal year ended June 30, 2004, we granted 150,000 options to one of our employees.

STOCK OPTION PLANS

     None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Between August 2001 and June 2004, we borrowed a total of $121,763 from seven shareholders. In connection with these loans, we have issued notes payable to each of the shareholders. All of the notes are unsecured and payable on December 31, 2005. $93,763 of the notes bear interest at 10% per annum and $28,000 of the notes bear interest at 20% per annum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of July 20, 2005

     o by each person who is known by us to beneficially own more than 5% of our common stock;
     o    by each of our officers and directors; and
     o    by all of our officers and directors as a group.

                                                                    PERCENTAGE OF   PERCENTAGE OF
                                                                       CLASS            CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO          AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)      OFFERING(3)
--------------------------------------------------------------------------------------------------
Gordon Davies                   Common Stock        3,017,400 (4)       9.40%            3.93%
23832 Rockfield Blvd.
Suite 275
Lake Forest, California 92630

Michael Davies                  Common Stock        2,764,500 (4)       8.61%            3.60%
23832 Rockfield Blvd.
Suite 275
Lake Forest, California 92630

All Officers and Directors      Common Stock        5,781,900 (5)      16.71%            7.29%
As a Group (2 persons)

     (1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 20, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

     (2) Based upon 29,595,813 shares issued and outstanding on July 20, 2005.

     (3) Percentage based on 74,295,813 shares of common stock outstanding after the offering, assuming that all shares registered are sold.

     (4) Includes 2,500,000 shares issuable upon currently exercisable stock options.

     (5) Includes 5,000,000 shares issuable upon currently exercisable stock options.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue up to 75,000,000 shares of common stock, par value $.01. As of July 20, 2005, there were 29,595,813 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     We have engaged Computershare Trust Company, located in Golden, Colorado, as independent transfer agent or registrar.

PREFERRED STOCK

     We are authorized to issue up to 100,000 shares of preferred stock, par value $1.00. As of July 20, 2005, there were no shares of preferred stock issued.

OPTIONS

     There are currently 6,180,000 outstanding options to purchase shares of our common stock that have been issued to our officers, directors and employees. 3,250,000 options were granted pursuant to employment agreements and are exercisable at $0.40 per share. 150,000 options were granted pursuant to an employment agreement and are exercisable at $0.56 per share. The options issued pursuant to the employment agreements have varying expiration dates. We have also issued 2,780,000 options to officers, directors and employees that expire on June 30, 2008 and are exercisable at $0.25 per share.

WARRANTS

     In connection with a Securities Purchase Agreement dated June 23, 2005, we have issued 2,800,000 warrants to purchase shares of common stock and are obligated to issue 5,200,000 additional warrants. The warrants exercisable until five years from the date of issuance exercisable at a purchase price of $0.28 per share.

     In connection with consulting agreements, we have issued warrants to purchase 4,500,000 shares of our common stock. 3,000,000 of the warrants are exercisable at $0.30 per share and the remaining 1,500,000 warrants are exercisable at $0.25 per share. We are registering shares of common stock underlying all of our warrants in this prospectus.

CONVERTIBLE SECURITIES

     Not including approximately 5,800,000 shares of common stock issuable upon exercise of outstanding options and warrants and 5,200,000 warrants that we are obligated to issue in the near future, approximately 7,368,422 shares of common stock are issuable upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated June 23, 2005. The 5,200,000 warrants to shares of common stock that we are obligated to issue in the near future are to be issued pursuant to the Securities Purchase Agreement dated June 23, 2005, which requires that 2,400,000 warrants be issued together with $600,000 in secured convertible notes within five days of the filing of this registration statement and 2,800,000 warrants be issued together with $700,000 in secured convertible notes within five days from the effective date of this prospectus.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes, and (ii) warrants to purchase 8,000,000 shares of our common stock.

     This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

     o    $700,000 was disbursed on June 23, 2005;

     o $600,000 will be disbursed within five days of the filing of this registration statement; and

     o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

     Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

     The notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

     o    $0.21; or
     o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

     We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.21 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

     Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

     We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.25. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36, multiplied by 104%.

     The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance, exercisable at a purchase price of $0.28 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as
          principal   to   facilitate   the   transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately-negotiated transactions;
     o short sales that are not violations of the laws and regulations of any state or the United States;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through  the writing of options on the shares
     o a combination of any such methods of sale; and o any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------   -------------- ------------ -------------
                                        Total
                      Total Shares of   Percentage                                                           Percentage
                      Common Stock      of Common    Shares of                                 Beneficial    of Common
                      Issuable Upon     Stock,       Common Stock  Beneficial    Percentage of   Ownership     Stock Owned
                      Conversion of     Assuming     Included in   Ownership     Common Stock    After the     After
                      Notes             Full         Prospectus    Before the    Owned Before    Offering      Offering
  Name                and/or Warrants*  Conversion       (1)       Offering**    Offering**        (4)           (4)
------------------- ----------------- ------------- ------------- ------------   -------------- ------------ -------------
AJW Offshore, Ltd.    14,555,369       32.97%         Up to          1,554,395 (2)     4.99%          --          --
(3)                                                   22,545,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------   -------------- ------------ -------------
AJW Qualified          9,819,790       24.91%         Up to          1,554,395 (2)     4.99%          --          --
Partners, LLC (3)                                     15,210,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------   -------------- ------------ -------------
AJW Partners, LLC      4,183,579       12.39%         Up to          1,554,395 (2)     4.99%          --          --
(3)                                                   6,480,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------   -------------- ------------ -------------
New Millennium           493,895        1.64%         Up to            493,895         1.64%          --          --
Capital Partners                                      765,000
II, LLC (3)                                           shares of
                                                      common stock
========================================================================================================================
Monarch Bay Capital (4)     --            --          3,384,615 (5)  1,554,395 (5)     4.99%          --          --

Canvasback Company          --            --          1,449,340      1,449,340         4.90%          --          --
Ltd. (6)

Billfighter Investment      --            --            900,000 (8)    900,000 (8)     2.99%          --          --
Ltd. (7)

Fred Davies (9)            --             --          1,100,000 (10) 1,449,340 (10)    3.60%          --          --

PAC Trading Corp. (11)     --             --            200,000 (12)   200,000 (12)    0.67%          --          --

Audrey Davies (13)         --             --            200,000        200,000         0.68%          --          --

Cooperative Holdings (14)  --             --            150,000        150,000         0.51%          --          --

Nick Fagnano               --             --             50,000         50,000         0.17%          --          --

Ron Rosegard               --             --             50,000         50,000         0.17%          --          --

Tony Wilson                --             --            400,000        400,000         1.35%          --          --

Paul Hazell                --             --            525,000        525,000         1.77%          --          --

Richard Jurkovac           --             --             25,000         25,000         0.08%          --          --

                                       33

Kelly Welton               --             --             52,500         52,500         0.18%          --          --

David McGuire              --             --            300,000        300,000         1.01%          --          --

Larry Derr                 --             --            100,000        100,000         0.34%          --          --

Tracy Matson               --             --             78,000         78,000         0.26%          --          --

Jerry Willes               --             --            100,000        100,000         0.34%          --          --

Johan Lauw                 --             --            320,000        320,000         1.08%          --          --

William Ford               --             --            235,000        235,000         0.79%          --          --

Jeff Elliott               --             --             95,833         95,833         0.32%          --          --

     * This column represents an estimated number based on a conversion price as of a recent date of July 26, 2005 of $.095, divided into the principal amount.

     ** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on July 26, 2005, the secured convertible notes would have had a conversion price of $.095. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     (2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey
     S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

     (3) Assumes that all securities registered will be sold.

     (4) David Walters has voting and investment control over the shares owned by this entity.

     (5) Includes 3,000,000 shares of common stock underlying stock options, of which 750,000 options are currently exercisable and 750,000 options become exercisable on each of August 17, 2005, November 17, 2005 and February 17, 2006. The selling stockholder is contractually obligated to not beneficially hold at any one time more than 4.99% of our issued and outstanding shares of common stock.

     (6) John Benjamine has voting and investment control over the shares owned by this entity.

     (7) Bernadine Romney has voting and investment control over the shares owned by this entity.

     (8)  Includes   500,000  shares  of  common  stock   underlying   currently
     exercisable stock options.

     (9) Fred Davies is the father of Gordon and Michael Davies, our officers and directors.

     (10) Includes 1,000,000 shares of common stock underlying currently exercisable stock options.

     (11) Paul Rademaker has voting and investment control over the shares owned by this entity.

     (12)  Includes  200,000  shares  of  common  stock   underlying   currently
     exercisable stock options.

     (13) Audrey Davies is the mother of Gordon and Michael Davies, our officers and directors.

     (14) Theodore R. Cohn has voting and investment control over the shares owned by this entity.

TERMS OF SECURED CONVERTIBLE NOTES

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 8,000,000 shares of our common stock.

     The investors are obligated to provide us with the funds as follows:

     o    $700,000 was disbursed on June 23, 2005;

     o $600,000 will be disbursed within five days of the filing of this registration statement; and

     o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

     Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

     The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

     o    $0.21; or
     o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

     We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.21 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

     Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

     We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.25. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36, multiplied by 104%.

     The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $700,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

     In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

     o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
     o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
     o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
     o    Any breach of, or default under, the Warrants.

     An event of default under the secured convertible notes occurs if we:


     o    Fail to pay the principal or interest when due;

     o Do not issue shares of common stock upon receipt of a conversion notice;
     o Fail to file a registration statement within 45 days after June 23, 2005 or fail to have the registration statement effective within 120 days after June 23, 2005;
     o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
     o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
     o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
     o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
     o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
     o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
     o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

     Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

     o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

     o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

     The warrants are exercisable until five years from the date of issuance at a purchase price of $0.28 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated June 23, 2005.

     Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

     The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

     The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

     A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

     The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,000,000 of secured convertible notes on June 6, 2005, at a conversion price of $0.095, the number of shares issuable upon conversion would be:

$2,000,000/$0.095 = 21,052,632 shares

     The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of July 25, 2005 of $0.19.

                                                  Number              % of
% Below        Price Per       With Discount     of Shares          Outstanding
Market            Share          at 50%          Issuable           Stock
------         --------        -------------     --------           -----------
25%              $.1425          $.07125         28,070,176          48.68%
50%              $.095           $.0475          42,105,264          58.72%
75%              $.0475          $.02375         84,210,527          73.99%

                                  LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

     Kabani & Company, Inc., independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2004 and for the two years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on its expertise in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Reclamation Consulting and Applications, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                          INDEX TO FINANCIAL STATEMENTS

         Report of Independent Registered Public Accounting Firm                              F-1
         Balance Sheets as of June 30, 2004                                                   F-2
         Statements of Operations for the years ended June 30, 2004 and 2003                  F-3
         Statements of Stockholders' Deficit for the years ended
                  June 30, 2004 and 2003                                                      F-4
         Statements of Cash Flows for the years ended June 30, 2004 and 2003                  F-5
         Notes to Financial Statements                                                F-6 to F-14


         Balance Sheet as of March 31, 2005 (Unaudited)                                      F-15
         Statements of Operations for the three and nine months ended
                  March 31, 2005 and 2004 (Unaudited)                                        F-16
         Statements of Cash Flows for the nine months ended
                  March 31, 2005 and 2004 (Unaudited)                                        F-17
         Notes to the Financial Statements (Unaudited)                               F-18 to F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Board  of  Directors  and  Stockholders   Reclamation   Consulting  and
Applications, Inc.

We have audited the accompanying balance sheet of Reclamation Consulting and Applications, Inc. (formerly, Recycling Centers of America, Inc.) as of June 30, 2004 and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board ( United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reclamation Consulting and Applications, Inc. as of June 30, 2004, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $ 11,112,519 as of June 30, 2004. The Company incurred net losses of $ 2,542,770 and $ 1,698,498 for the years ended June 30, 2004 and 2003 respectively. These factors as discussed in
Note 15 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KABANI & COMPANY, INC.
-------------------------
CERTIFIED PUBLIC ACCOUNTANTS
Fountain Valley, California
September 2, 2004

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                                  BALANCE SHEET
                                  JUNE 30, 2004


                                     ASSETS

      CURRENT ASSETS:
               Cash & cash equivalents                            $                      1,043
               Accounts receivable                                                     262,844
               Notes recivable, net of allowance of
                  doubtful debts of $ 270,000                                          547,476
               Employee advances                                                        16,953
                                                                 ---------------------------------
                        Total current assets                                           828,316

      PROPERTY AND EQUIPMENT, net                                                       11,942
                                                                 ---------------------------------
                                                                  $                    840,258
                                                                 =================================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

      CURRENT LIABILITIES:
               Accounts payable                                   $                    193,053
               Accrued expenses                                                        384,242
               Customer deposit                                                          7,542
               Convertible loans                                                        50,104
                                                                 ---------------------------------
                        Total current liabilities                                      634,941

      LONG TERM LIABILITIES:
               Note payable-related party                                              121,763
               Convertible debentures                                                   55,850
                                                                 ---------------------------------
               Total liabilities                                                       812,554

      COMMITMENTS

      STOCKHOLDERS' DEFICIT
               Common stock, $.01 par value;
                 Authorized shares 75,000,000;
                 25,492,620 shares issued and outstanding                              254,926
               Additional paid in capital                                           10,895,296
               Treasury stock                                                          (15,000)
               Shares to be issued                                                       5,000
               Accumulated deficit                                                 (11,112,519)
                                                                 ---------------------------------
                        Total stockholders' equity                                      27,704
                                                                 ---------------------------------
                                                                  $                    840,258
                                                                 =================================

The accompanying notes are an integral part of these financial statements.

                      RECLAMATION CONSULTING AND APPLICATIONS, INC.
                     (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                                STATEMENTS OF OPERATIONS
                       FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                            2004                    2003
                                                        -------------------------------------------------------
      Net revenue                                        $                  289,218    $               261,235

      Cost of revenue                                                       185,280                    295,675
                                                        -------------------------------------------------------
      Gross loss                                                            103,938                    (34,440)

      Total operating expenses                                            2,044,600                  1,823,307
                                                        -------------------------------------------------------
      Loss from operations                                              (1,940,662)                 (1,857,747)

      Non-operating income (expense):
      Interest income                                                        46,284                          -
      Interest expense                                                     (45,622)                   (106,454)
      Loss on Impairment of inventory                                         (583)                   (127,034)
      Loss on disposal of asset                                            (22,692)                          -
      Gain (loss) on settlement of debts                                  (578,695)                    393,537
                                                        -------------------------------------------------------
      Total non-operating income (expense)                                (601,308)                    160,049

      Loss before income tax                                            (2,541,970)                 (1,697,698)
                                                        -------------------------------------------------------
      Provision for income tax                                                 800                         800

      Net loss                                           $              (2,542,770)    $            (1,698,498)
                                                        =======================================================
      Basic and diluted weighted average
      shares outstanding                                                21,968,260                  16,602,590
                                                        =======================================================
      Basic and diluted net loss per share               $                   (0.12)    $                 (0.10)
                                                        =======================================================

   The accompanying notes are an integral part of these financial statements.

                  RECLAMATION CONSULTING AND APPLICATION, INC.
                    (FORMERLY, RECYCLING CENTERS OF AMERICA,
                  INC.) STATEMENTS OF STOCKHOLDERS' DEFICIT FOR
                     THE YEARS ENDED JUNE 30, 2004 AND 2003



                                                 Common stock                                                       Total
                                              ----------------    Additional                                     stockholders'
                                                  Number of        paid in   Treasury    Stock to   Accumulated    equity
                                               shares    Amount    capital    stock      be issued   deficit      (deficit)

Balance at June 30, 2002                     12,211,523 $ 122,495  $5,011,575  $(15,000)  $1,050,594  $(6,871,251)  $  (701,587)

Issuance of shares for cash recived in the
 prior year                                     743,594     7,436     290,002         -     (297,438)           -             -

Issuance of shares for service recived in the
 prior year                                     153,125     1,531      42,875         -      (44,406)           -             -

Issuanve of shares for debt settlement        1,875,000    18,750     690,000         -     (708,750)           -             -

Issuance of shares on loan conversion         1,253,369    12,533     330,470         -            -            -       343.003

Issuance of shares for cash                   1,138,440    11,384     207,416         -            -            -       218,800

Issuance of shares for service                1,019,608    10,196     394,014         -            -            -       404,210

Issuance of shares for compensation             425,000     4,250     113,725         -            -            -       117,975

Conversion provision on debenture and notes           -      (379)    236,632         -            -            -       236,253

Cancellation of shares issued to founder       (150,000)   (1,500)      1,500         -            -            -             -

177,918 shares of common stock to be issued
  for cash received                                   -         -           -         -       71,167            -        71,167

Net loss for the year ended June 30, 2003             -         -           -         -            -   (1,698,498)   (1,698,498)
                                            ----------- ---------  ----------  ---------      ------- ------------  ------------
Balance at June 30, 2003                     18,669,659 $ 186,696  $7,318,209  $(15,000)      71,167  $(8,569,749)  $(1,008,677)

Issuance of shares for cash recived in the
 prior year                                     127,918     1,279      49,888         -      (51,167)           -             -

Issuance of shares for service recived in the
 prior year                                      50,000       500      19,500         -      (20,000)           -             -

Issuanve of shares for debt settlement        1,546,131    15,461   1,176,493         -            -            -     1,191,954

Issuance of shares on loan conversion            41,432       414      26,917         -            -            -        27,331

Issuance of shares for cash                   4,279,805    42,798   1,753,635         -            -            -     1,796,433

Issuance of shares for service                  777,675     7,777     519,156         -            -            -       526,933

Option granted for services                           -         -      31,500         -            -            -        31,500

10,000 shares of common stock to be issued
  for service rendered                                -         -           -         -        5,000            -         5,000

Net loss for the year ended June 30, 2004             -         -           -         -            -   (2,542,770)   (2,542,770)
                                            ----------- ---------  ----------  ---------      ------- ------------  ------------
Balance at June 30, 2004                     25,492,620   254,926  10,895,296   (15,000)       5,000  (11,112,519)       27,704
                                            =========== =========  ==========  =========      ======= ============  ============

   The accompanying notes are an integral part of these financial statements.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                   2004         2003
                                                                 ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                              $(2,542,770)   $(1,698,498)
        Adjustments to reconcile net loss to
          net cash used in operating activities:
                Depreciation and amortization                       5,338         37,504
                Issuance of shares for services
                  and compensation                                526,933        522,185
                Shares to be issued for service                     5,000              -
                Loss (gain) on settlement of debts                578,695       (393,537)
                Allowance for doubtful debts                      270,000              -
                Impairment of inventory                               583        127,034
                Loss on disposal of asset                          22,692              -
                Option granted for compensation
                  and services                                     31,500              -
                Debenture conversion provision                          -        236,253
                Shares to be issued for services                        -              -
                (Increase)/decrease in current assets:
                        Accounts receivable                      (224,967)        34,185
                        Notes receivable                         (714,178)             -
                        Inventory                                  98,116         11,186
                        Prepaid expenses                           11,476         (3,462)
                        Employee advances                          (6,523)       (10,430)
                        Other assets                                3,285         (3,285)
                Increase/(decrease) in current Liabilities:
                     Accounts payable and accrued Expenses         93,672        142,020
                     Customer deposit                               7,542              -
                                                              -----------    -----------
                Total adjustments                                 709,163        699,653
                                                              -----------    -----------
      Net cash used in operating activities                    (1,833,607)      (998,845)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisition of equipment                                   (1,948)      (140,637)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
                Proceeds from convertible loans                    15,000         90,604
                Repayment of convertible loans                    (35,000)             -
                Proceeds from shareholder loans                         -        479,234
                Proceeds from other loans                          83,112        278,302
                Repayment of loans                                (23,246)             -
                Cash received for shares to be issued                   -         71,167
                Common stock issuance for cash                  1,796,433        218,800
                                                              -----------    -----------
     Net cash provided by financing activities                  1,836,299      1,138,107
                                                              -----------    -----------
NET DECREASE IN CASH & CASH EQUIVALENTS                               743         (1,375)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                            300          1,675
                                                              -----------    -----------
CASH & CASH EQUIVALENTS, ENDING BALANCE                       $     1,043            300
                                                              ===========    ===========

The accompanying notes are an integral part of these financial statements.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

Reclamation Consulting and Applications, Inc. (formerly, Recycling Centers of America, Inc.) (the "Company") is a Colorado corporation, originally formed in 1976 under the name of Vac-Tech Systems, Inc. The Company changed its name to Recycling Centers of America on March 26, 1999. On January 16, 2002, an article of amendment was filed to change the name of corporation to Reclamation Consulting and Applications, Inc.

Presently, the Company's primary business is the production and sale of Alderox TM line of products including ASA-12TM, DCR TM, KR-7 TM, TSR TM, and ASA Cleaners. ASA-12 TM is an asphalt release agent, DCR TM is a drag chain lubricant. KR7TM is a concrete release agent and TSRTM was specifically designed for the oil sands industry.

During the period ended December 31, 2003, the Company appointed North American Systems (NAS) as the sole United States distributor of Company's AlderoxTM line of products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Accounts Receivable:

The Company's customer base consists of a geographically dispersed customer's base. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of three to seven years.

Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109). Under SFAS 109, deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                          NOTES TO FINANCIAL STATEMENTS

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognized when merchandise is shipped to a customer.

Using Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying, as financial instruments are a reasonable estimate of fair value.

Earnings per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements since the effect of dilutive securities is anti-dilutive.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                          NOTES TO FINANCIAL STATEMENTS


structure,  or any other  manner in which  management  disaggregates  a company.
Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

Recent Pronouncements

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

In  compliance  with FAS No. 148,  the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the year ended June 30, 2004 and 2003, as follows ($ in thousands, except per share amounts). :

                                                 Year ended June 30,
                                            2004                      2003
                                          --------                  --------
Net loss - as reported                   $  (2,543)                $  (1,698)
Stock-Based employee compensation
  expense included in reported net
  income, net of tax                            31

Total stock-based employee
  compensation expense determined
  under fair-value-based method for all
  rewards, net of tax                          (57)                     (194)
                                          --------                   -------
Pro forma net loss                       $  (2,569)                 $ (1,892)
                                          ========                   =======


Earnings (loss) per share:

Basic, as reported                       $   (0.12)                 $  (0.10)
Diluted, as reported                     $   (0.12)                 $  (0.11)
Basic, pro forma                         $   (0.12)                 $  (0.10)
Diluted, pro forma                       $   (0.12)                 $  (0.11)


On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a)

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                          NOTES TO FINANCIAL STATEMENTS


Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS 150 does not have a material effect on the earnings or financial position of the Company.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

3. ACCOUNTS RECEIVABLE

All accounts receivable are trade related. These receivables are current and no reserve for uncollectible accounts is deemed necessary.

4. NOTES RECEIVABLE

The notes receivable comprises of $ 817,476 due from North American Systems Inc.
(NAS), the sole United States distributor of the Company's line of AlderoxTM products, working in Salt Lake City (SLC) under a revolving loan agreement. The receivable is for the sale of all the assets of the Company in SLC as well as other amounts transferred to the distributor at various times during the period according to the agreement with NAS and is secured by assets of NAS. Part of the agreement with NAS requires that the Company will provide loans to NAS to be used towards meeting the working capital requirements until such time when NAS is able to start paying the amount owed to the Company through sale of the Company's line of AlderoxTM products. The receivable bears interest at the rate of 10% per annum. The agreement terminates October 14, 2005. As of June 30,
2004, the Company has recorded an allowance for doubtful debts of $ 270,000 against the notes receivable.

NSA also owes $ 262,844 in account receivable to the Company.

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2004:

Computers and office equipment        $   16,140
Test equipment                             4,916
                                          ------
                                          21,056
Less accumulated depreciation             (9,114)
                                          -------
Balance                                $  11,942
                                          =======

Depreciation expense was $5,338 and $37,504 for the year ended June 30, 2004 and 2003.

Disposal of fixed assets

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                          NOTES TO FINANCIAL STATEMENTS


During the year, the Company appointed North American Systems (NAS) as the sole United States distributor of the Company's products ASA-12, KR-7, TSR, DCR and cleaners. On August 1, 2003 the Company sold all the assets in Salt Lake City to NAS. The assets transferred had a carrying value of $111,834. The Company recorded $71,355 as a receivable from NAS and offset the remaining balance of $40,479 against outstanding debts to NAS.

During the year, the Company disposed off the vehicles and recorded loss of $ 22,692 in the accompanying financial statement.


6. NOTES PAYABLE - RELATED PARTY

Notes payable consisted of the following at June 30, 2004:


Note payable to shareholder
bearing interest rate of 10 %,
unsecured, payable on
December 31, 2005                                  $27,000

Notes payable to shareholder,
bearing interest rate of 20%,
unsecured payable on
December 31, 2005                                   28,000

Notes payable to shareholder,
bearing interest rate of 10%,
unsecured payable on
December 31, 2005                                   28,000

Notes payable bearing interest
rate of 10%, unsecured
payable on December 31, 2005                        38,763
                                                 ---------
                     Total Notes payable        $  121,763
                                                 =========

Interest expense for the year ended June 30, 2004 and June 30, 2003 amounted to $7,707 and $ 37,239 respectively.

7. CONVERTIBLE LOANS

The Company has convertible loans outstanding at June 30, 2004 totaling $50,104. The loans are convertible to stock at the price of $ 0.40 or $ 0.45. The investor has an option to convert their loan, or any portion, of to the restricted capital stock of the Company at price per the agreement and receiving one share, up front at inception of the loan, for each dollar invested. Interest will accumulate at rate of 10% per annum until conversion date and paid semi annually over the term of the agreement leaving the initial loan until expiration of the agreement convertible to Company's restricted capital stock per the agreement or principal returned with the last interest payment. Loan can be converted at any time within the 3 year loan period.

8. CONVERTIBLE DEBENTURES

The Company, through a 506 D Securities Offerings, solicited investment funds. The Convertible Debentures bear interest at ten percent (10%) per annum payable annually and are convertible into restricted common shares of the Company at $0.40 per share. The Company has the right to change the conversion price of the debentures. The Debentures are unsecured and are due and payable by December 31, 2005. The Company recorded beneficial conversion feature expense for $ 236,253 during the year ended June 30, 2003.

9. COMMITMENTS

The Company conducts its operations utilizing leased facilities and equipment under non-cancelable operating lease agreements expiring at various dates through the year 2007. Future minimum lease commitments, excluding property taxes and insurance are approximately as follows:

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                             Year ending June 30,



                         2005                    $77,118
                         2006                     61,386
                         2007                     57,814
                                              ===========
                           Total              $  196,318

Rent expenses for all leased facilities and equipment were $ 38,661 and $75,700 for the year ended June 30, 2004 and 2003, respectively.

10. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

The majority of the Sales in the year ended June 30, 2004 and 2003 was made to a few customers. At June 30, 2004, the total sales to two major customers was $321,239 and the receivable balance from these major customers was $262,844. In fiscal year 2003, the two major customers comprised approximately $187,078 of the Company's total sale and the receivable balance from these major customers was $11,939. Management believes that customer acceptance, billing, and collection policies are adequate to minimize potential risk on trade receivables.

11. INCOME TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through June 30, 2004, the Company incurred net operating losses for tax purposes of approximately $11,100,000. The net operating loss carryforwards may be used to reduce taxable income through the year 2024. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

Temporary differences which give rise to deferred tax assets and liabilities at June 30, 2004 comprised of depreciation and amortization and net operating loss carry forward. The gross deferred tax asset balance as of June 30, 2004 was approximately $4,440,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards cannot reasonably be assured.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:


                                                       June 30,   June 30,
                                                        2004        2003
                                                      --------    -------
Tax expense (credit) at statutory rate-federal           (34)%     (34)%
State tax expense net of federal tax                     ( 6)      ( 6)
Permanent differences                                      1         1
Changes in valuation allowance                           (39)      (39)
Tax expense at actual rate                                 -         -

12. STOCKHOLDERS' EQUITY

Common Stock:

During the year ended June 30, 2004 and 2003, the Company issued stocks at various times, as described per the following. The stocks were valued at the average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance:

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                          NOTES TO FINANCIAL STATEMENTS


During the fiscal year 2004, the Company issued 4,279,805 shares of common stock for cash amounting $1,796,433 and 1,546,131 shares of common stock for settlement of debt amounting $1,191,954 and 41,432 shares of common stock for conversion of loan amounting $27,331.

The Company issued 777,675 shares of common stock for services in fiscal year 2004 for services amounting $526,933.

The Company issued 127,918 shares in the year ended June 30, 2004 for cash received in the prior year and issued 50,000 shares in the year ended June 30, 2004 for conversion of loan for prior year.

The Company has 10,000 shares of common stock to be issued for service rendered valued at $5,000.

During the fiscal year 2003, the Company issued 1,138,440 shares of common stock for cash amounting $218,800 and 1,253,369 shares of common stock for conversion of loans amounting $343,003.

The Company issued 1,019,608 shares of common stock for services in fiscal year 2003 for services amounting $404,210 and 425,000 shares of common stock for compensation amounting $117,975.

The Company issued 743,594 shares in the year ended June 30, 2003 for cash received in the prior year and issued 153,125 shares in the year ended June 30, 2003 for service received in the prior year.

The Company issued 1,875,000 shares for debt settlement recorded in the prior year.

The Company cancelled 150,000 shares for founder's shares.

The Company received cash of $71,167 for 177,918 shares to be issued.

Stock Options:

The number and weighted average exercise prices of options granted by the Company are as follows:


                                          Options       Outstanding
                                           Number         Weighted
                                             of          Average
                                           Options       Exercise
                                                           Price
                                          ---------     ------------
Outstanding June 30, 2002                 7,555,208        $0.40
Granted during the year                   1,257,500        $0.40
Exercised                                  (125,000)       (0.40)
Expired/forfeited                        (1,290,208)       (0.40)
Outstanding June 30, 2003                 7,397,500        $0.40
Granted during the year                     150,000        $0.40
Exercised                                  (921,250)       $0.40
Expired/forfeited                          (432,500)       $0.40
Outstanding June 30, 2004                 6,193,750        $0.40

Following is a summary of the status of options outstanding at June 30, 2004:

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                          NOTES TO FINANCIAL STATEMENTS


                              Outstanding Options    Exercisable Options
                              -------------------    -------------------
                                          Weighted
                                           Average     Weighted    Weighted
                                          Remaining    Average     Average
                                         Contractual   Exercise    Exercise
Exercise Price       Number       Life      Price       Number      Price
--------------      --------    --------   --------    --------   ---------
$ 0.40               181,250    4 months   $  0.40      181,250    $  0.40
$ 0.40               537,500    6 months   $  0.40      537,500    $  0.40
$ 0.40               450,000   1.5 years   $  0.40      450,000    $  0.40
$ 0.40             4,875,000   2.6 years   $  0.40    4,875,000    $  0.40
$ 0.56               150,000     5 months  $  0.56      150,000    $  0.56

The Company granted options to various consultants for services rendered. These options were accounted for using the fair value of the options granted based on the Black- Scholes option-pricing model. The Company recorded $31,500 during the year ended June 30, 2004 and $-0- in 2003 as consulting expense.

The Company accounts for stock based compensation to employees under APB 25 using the intrinsic value method.

Pro forma information regarding the effect on operations is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information using the Black-Scholes method at the date of grant based on the following assumptions for the year ended June 30, 2004 and 2003 was as follows:

                     Expected life (years)          1-5 years
                     Risk-free interest rate      3% and 5.0%
                     Dividend yield                 0% and 0%
                     Volatility                  100% and 50%

13. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income taxes of $0 and interest of $25,003 during the fiscal year 2004. The Company paid income taxes of $0 and interest of $15,400 during the fiscal year 2003.

Supplemental disclosure of non-cash investing and financing activities:

The cash flow statements do not include following non-cash investing and financing activities:

During the fiscal year 2004, the company issued 1,546,131 shares of common stock for debt settlement valued $1,191,954 and issued 41,432 shares of common stock for conversion of loan valued $27,331.

During the fiscal year 2003, the Company issued 1,253,369 shares of common stock for conversion of loans amounting $343,003.

14. LITIGATION:

A former employee sued the Company for a breach of contract claim arising from an employment agreement entered into between the ex-employee and the Company on April 7, 2003. The original complaint was filed on Feb. 5, 2004 and asserts the following causes of action: breach of contract, breach of covenant of good faith and fair dealing, and fraud. The plaintiff is demanding compensatory and punitive damages as well as attorneys' fees and costs.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                 (FORMERLY, RECYCLING CENTERS OF AMERICA, INC.)
                          NOTES TO FINANCIAL STATEMENTS


The Company filed its Cross-Complaint on April 15, 2004 alleging breach of contract, negligence, intentional misrepresentation, rescission, and declaratory relief. An amended Cross-Complaint was filed July 6, 2004.

The amount of potential loss is $19,000 on the case. The company has accrued this amount in the accompanying financial statement.

The Company settled a lawsuit with two former employees during the year ended June 30, 2004. The former employees had alleged that the Company and its officer were liable to them for losses suffered by the former employees due to breach of employment contract. Per the settlement agreement, the Company agreed to pay to the former employees in a total amount of $128,000 in exchange of 200,000 shares of the Company's common stock. The payments will be paid in combined monthly installment of $14,333. Per the settlement agreement, these settlements shall pay off before December 31, 2004. The Company has recorded $128,000 as accrued expense in the accompanying financial statements. The Company has paid $71,109 through June 30, 2004.

15. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through June 30, 2004, the Company had incurred cumulative losses of $11,112,519 including net losses of $2,542,770 and $1,698,498 for the fiscal years 2004 and 2003, respectively.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended June 30, 2004, towards (i) obtaining additional equity financing (ii) controlling of salaries and general and administrative expenses
(iii) management of accounts payable and (iv) evaluation of its distribution and marketing methods.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                                  BALANCE SHEET
                                 MARCH 31, 2005
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS:

   Accounts receivable                                          $       9,596
   Notes recivable                                                     51,834
   Inventory                                                           44,096
   Prepaid expense                                                      2,519
   Advances to officers                                                58,652
   Employee advances                                                   22,635
                                                                  -----------
      Total current assets                                            189,331


PROPERTY AND EQUIPMENT, net                                            55,168

OTHER ASSETS:
   Deposits                                                            14,993
                                                                  -----------
                                                                $     259,492
                                                                  ===========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                             $     219,681
   Accrued expenses                                                   408,994
   Customer deposit                                                     5,490
   Note payable - related parties                                     546,819
   Convertible loans                                                   50,104
   Convertible debentures                                              55,850
                                                                  -----------
       Total current liabilities                                $   1,286,937

COMMIMENTS & CONTINGENCIES

STOCKHOLDERS' DEFICIT

Common stock, $.01 par value;
  Authorized shares 75,000,000,
  28,823,751 shares issued and outstanding                            288,238
Additional paid in capital                                         12,166,480
Treasury stock                                                        (15,000)
Shares to be issued                                                   127,156
Prepaid Consulting                                                    (83,375)
Accumulated deficit                                               (13,510,945)
                                                                  -----------
    Total stockholders' Deficit                                    (1,027,446)
                                                                  -----------
                                                                $     259,492
                                                                  ===========

   The accompanying notes are an integral part of these financial statements.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                            STATEMENTS OF OPERATIONS
    FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)


                                               Three Months               Nine Months
                                              Ended March 31,           Ended March 31,

                                             2005           2004         2005         2004
                                         ----------     ----------   ----------   ----------
Net revenue                              $   11,413     $  116,481  $   173,581      162,011
Cost of revenue                              15,254         55,226       92,240       87,293
                                         ----------     ----------   ----------   ----------
Gross Profit (loss)                          (3,842)        61,255       81,341       74,718

Operating expenses
   Bad debt                                 958,968              -    1,067,678        1,057
   General & Administrative expenses        807,927        180,638    1,378,125    1,351,410
                                         ----------     ----------   ----------   ----------
     Total operating expenses             1,766,895        180,638    2,445,803    1,352,467
                                         ----------     ----------   ----------   ----------
Loss from operations                     (1,770,736)      (119,383)  (2,364,462)  (1,277,749)

Non-operating income (expense):
   Interest Income                           20,365         29,166       60,491       29,166
   Interest expense                         (21,758)        (2,936)     (71,681)     (33,126)
   Loss on settlement of debts              (21,975)             -      (21,975)    (585,224)
   Litigation Settlement                          -       (128,000)           -     (128,000)
   Loss on disposal of asset                      -              -            -      (22,692)
                                         ----------     ----------   ----------   ----------
    Total non-operating income (expense)    (23,368)      (101,770)     (33,165)    (739,876)
                                         ----------     ----------   ----------   ----------
Loss before income tax                   (1,794,105)      (221,153)  (2,397,627)  (2,017,625)

Provision for income tax                          -              -          800          800
                                         ----------     ----------   ----------   ----------
Net loss                                $(1,794,105)   $  (221,153) $(2,397,627) $(2,017,625)
                                         ==========     ==========   ==========   ==========
Basic and diluted weighted
  average shares outstanding*            28,232,118     23,426,637   26,926,496   22,677,919
                                         ==========     ==========   ==========   ==========
Basic and diluted net
  loss per share                         $    (0.06)    $    (0.01) $     (0.09) $    (0.09)
                                         ==========     ==========   ==========   ==========

*Weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements since the effect of dilutive securities is anti-dilutive.

     The accompany notes are an integral part of these financial statements.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
            FOR THE NINE MONTH PERIODS ENDED MARCH 31, 2005 and 2004
                                   (Unaudited)


                                                                  2005           2004
                                                                 -------        -------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                  $(2,398,427)  $(2,018,425)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation and amortization                              4,276         4,110
        Issuance of shares for services and compensation         686,432       518,413
        Issuance of shares for interest expense                    1,900             -
        Bad debts                                              1,067,678             -
        Loss on conversion of debts                               21,975             -
        Loss on settlement of debts                                    -       585,224
        Options issue for compensation                                 -             -
        Loss on disposal of fixed assets                               -        22,692
        (Increase)/decrease in current assets:
           Accounts receivable                                   (51,014)     (112,780)
           Note receivable                                      (159,064)     (561,577)
           Inventory                                             (44,096)       36,908
           Prepaid expenses                                       (2,519)            -
           Other Receivable                                            -       (29,000)
           Employee advances                                     (64,334)        1,790
           Other assets                                          (14,993)          897
        (Decrease) in current liabilities:
            Accounts payable and accrued expenses                 44,482        70,181
            Customer deposit                                      (2,052)       10,638
                                                               ---------     ---------
         Total adjustments                                     1,488,672       547,496
                                                               ---------     ---------
     Net cash used in operating activities                      (909,755)    (1,470,929)
                                                               ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
            Acquisition of equipment                              (2,600)       (1,217)
                                                               ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
            Proceeds of note payable                             235,500       215,268
            Payments on note payable                             (32,445)     (195,707)
            Proceeds from loan                                   354,501        15,000
            Payment of loans                                    (132,500)      (10,000)
            Receipt of cash for shares to be issued              110,156        78,900
            Issuance of common stock for cash                    376,100     1,368,985
                                                               ---------     ---------
     Net cash provided by financing activities                   911,312     1,472,446
                                                               ---------     ---------

NET INCRASE IN CASH & CASH EQUIVALENTS                            (1,043)          300
CASH & CASH EQUIVALENTS, BEGINNING BALANCE                         1,043             -
                                                               ---------     ---------
CASH & CASH EQUIVALENTS, ENDING BALANCE                        $       0     $     300
                                                               =========     =========

   The accompanying notes are an integral part of these financial statements.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS


1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

Reclamation Consulting and Applications, Inc. (formerly, Recycling Centers of America, Inc.) (the "Company") is a Colorado corporation, originally formed in 1976 under the name of Vac-Tech Systems, Inc. The Company changed its name to Recycling Centers of America on March 26, 1999. On January 16, 2002, an article of amendment was filed to change the name of corporation to Reclamation Consulting and Applications, Inc.

Presently, the Company's primary business is the production and sale of the Alderox(R) line of products including ASA-12(R), KR-7(R), TSR(R), and ASA Cleaners. ASA-12(R) is an asphalt release agent, KR7(R) is a concrete release agent and TSR(R) was specifically designed as a non-stick coating for the oil sands industry.

The Company also has an exclusive distributorship agreement with Topia Energy, Inc. Under the agreement, the Company markets the sale of BioDiesel Driven biodiesel fuel. This agreement appoints the Company as the worldwide exclusive distributor of Topia Energy, Inc.,s biodiesel within the marine industry. The Company also markets Topia Energy, Inc.,s biodiesel outside of the marine industry under a registered commission protected account basis. There are no geographical or time limitations on this exclusive agreement.

2. BASIS OF PRESENTATION

The accompanying unaudited condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited financial statements for the year ended June 30, 2004 were filed on October 1, 2004 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine month period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ended June 30, 2005.

3. USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB has issued FASB Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" ("FAS No. 151"). The amendments made by FAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities.

The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of FAS No. 151 will be applied prospectively. The Company does not expect the adoption of FAS No. 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS


In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is in process of evaluating the impact of this pronouncement on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

5. NOTES RECEIVABLE

The Company has a note receivable of $ 51,834 due from North American Systems, Inc. (NASI) a former distributor of the Company,s Alderox(R) line of products. This receivable has been secured through inventory of NASI. The Company wrote-off receivables from NASI amounting to $958,968 during the period ended March 31, 2005. The Company bought back the fixed assets sold to NASI in September 2002 at $44,902. These assets have been recorded at the net book value as on March 31, 2005.

6. ADVANCES TO OFFICERS

Some officers of the Company borrowed money amounting to $58,652. These are non interest bearing and due on demand.

7. ACCRUED EXPENSES

The following is the composition of accrued expenses as of March 31, 2005.


        Payroll tax liability           $   238,105
        Accrued interest                     52,766
        Accrued vacation                     32,516
        Accrued taxes                         2,400
        Others                               83,207
                                          -----------
                 Total                  $   408,994
                                          ===========

8.    NOTES PAYABLE - RELATED PARTIES

Notes payable consist of the following at March 31, 2005:

Note payable bearing interest rate of 10%, unsecured, payable on November 30, 2005 $20,000

Note payable bearing interest rate of 15%, unsecured, payable on September 17, 2005 $125,000

Note payable bearing interest rate of 15%, Secured by assets of the Company payable on April 22, 2005 $20,000

Note payable bearing interest rate of 15%, unsecured, payable on October 29, 2005 $50,000

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS


Note payable bearing interest rate of 10%, unsecured, payable on September 8, 2005 $5,112

Note payable bearing interest rate of 10%, unsecured, payable on December 31, 2005 $104,705

Note payable to related party - stockholder bearing interest rate of 0%, unsecured, payable on January 1, 2005 $24,000

Note payable to related party - stockholder bearing interest rate of 0%, unsecured, payable on January 21, 2005 $7,500

Note payable to related party - stockholder bearing interest rate of 10%, unsecured, payable on March 10, 2005 $10,000

Note payable to related party - stockholder bearing interest rate of 10%, unsecured, payable on March 14, 2005 $10,000


Note payable to related party - stockholder
bearing interest rate of 0%,
unsecured, payable on April 1, 2005                      $30,500

Note payable to related party - stockholder
bearing interest rate of 10%,
unsecured, payable on March 10, 2005                     $50,000

Note payable to related party - stockholder
bearing interest rate of 0%,
unsecured, payable on June 1, 2005                       $20,000

Note payable to related party - stockholder
bearing interest rate of 15%,
unsecured, payable on September 30, 2005                 $20,000

Note payable to related party - stockholder
bearing interest rate of 10%,
secured by the assets of the Company,
payable on March 10, 2006                                $50,001
                                                       -----------
                Total notes payable to related parties  $546,819
                                                       ===========

Interest expense for related parties for notes and loans payable for the period ended March 31, 2005 and 2004 amounted to $4,621 and $2,936 respectively.

9. CONVERTIBLE LOANS-SHAREHOLDERS

The Company has convertible loans outstanding at March 31, 2005 totaling $50,104. The loans are convertible to stock at the price of $ 0.40 or $ 0.45. The investor has an option to convert their loan, or any portion, of to the restricted capital stock of the Company at price per the agreement and receiving one share, up front at inception of the loan, for each dollar invested. Interest will accumulate at rate of 10% per annum until conversion date and paid semi annually over the term of the agreement leaving the initial loan until expiration of the agreement convertible to Company,s restricted capital stock per the agreement or principal returned with the last interest payment. Loan can be converted at any time within the 3 year loan period.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS


10. CONVERTIBLE DEBENTURES

The Company, through a 506 D Securities Offerings, solicited investment funds. The Convertible Debentures bear interest at ten percent (10%) per annum payable annually and are convertible into restricted common shares of the Company at $0.40 per share. The Company has the right to change the conversion price of the debentures. The Debentures are unsecured and are due and payable by December 31, 2005. The convertible debenture outstanding amounted to $55,850 at March 31, 2005.

11. COMMITMENTS

The Company entered into an employment agreement with an individual to act as the President on January 6, 2005. This agreement has the same terms as the past agreement and expires January 6, 2010. Under the agreement, during the first twelve months of employment, the Company agrees to compensate Employee (from the commencement of this agreement) at the rate of not less than $135,200 per year base compensation for the first year of employment. Thereafter, Employee,s annual compensation shall be increased by 20% on each anniversary date of this agreement, provided that the Company reaches a minimum net profit of $250,000. In no event shall Employee,s minimum base compensation be reduced below $135,200 per year. Such compensation shall be payable monthly or on such more frequent basis as the Company may establish. The agreement shall have an initial five-year term, which shall be automatically renewed each year thereafter unless the Company, upon thirty (30) days prior notice notifies Employee of its intent not to renew the Agreement. Notwithstanding the foregoing, the Company or the
Employee may at any time terminate this Agreement and the employment relationship on thirty (30) days prior notice to the other, with the consequences hereinafter set forth.

The option to purchase 1,500,000 shares of common restricted stock in the Company has been granted in Employee,s name. All options shall expire 5-years from the vesting date. 1,500,000 of these options have been carried over from Employee,s previous Employment Agreement with the Company.

Additional stock options shall be granted to Employee each year following the above schedule on the anniversary date of this Agreement, the amount and price of which to be determined solely by the Company.

The Company entered into an employment agreement with an individual to act as the Chief Financial Officer on January 6, 2005. This agreement has the same terms as the past agreement and expires January 6, 2010. Under the agreement, during the first twelve months of employment, the Company agrees to compensate Employee (from the commencement of this agreement) at the rate of not less than $135,200 per year base compensation for the first year of employment. Thereafter, Employee,s annual compensation shall be increased by 20% on each anniversary date of this agreement, provided that the Company reaches a minimum net profit of $250,000. In no event shall Employee,s minimum base compensation be reduced below $135,200 per year. Such compensation shall be payable monthly or on such more frequent basis as the Company may establish. The agreement shall have an initial five-year term, which shall be automatically renewed each year thereafter unless the Company, upon thirty (30) days prior notice notifies Employee of its intent not to renew the Agreement. Notwithstanding the foregoing, the Company or the Employee may at any time terminate this Agreement and the employment relationship on thirty (30) days prior notice to the other, with the consequences hereinafter set forth.

The option to purchase 1,500,000 shares of common restricted stock in the Company has been granted in Employee,s name. All options shall expire 5-years from the vesting date. 1,500,000 of these options have been carried over from Employee,s previous Employment Agreement with the Company.

Additional stock options shall be granted to Employee each year following the above schedule on the anniversary date of this Agreement, the amount and price of which to be determined solely by the Company.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS


12. NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Weighted average number of shares used to compute basic and diluted loss per share is the same in this financial statement since the effect of dilutive securities is anti-dilutive.

13. STOCKHOLDERS' DEFICIT

Common Stock:

During the period ended March 31, 2005, the Company issued 1,497,163 shares of common stock for cash amounting $376,100.

During the period ended March 31, 2005, the Company issued 1,158,968 shares of common stock for services amounting $271,753. The Company recorded $83,375 prepaid consulting for this issuance.

During the period ended March 31, 2005, the Company cancelled 62,500 shares amounting $625.

During the period ended March 31, 2005, the Company issued 5,000 shares of common stock towards payment of interest expense on the notes amounting to $ 1,900.

During the period ended March 31, 2005, the Company issued 732,500 shares of common stock in settlement of debts amounting to $146,500. A loss on conversion of $21,975 was incurred in this conversion of debts to equity.

Shares to be issued:

During the period ended March 31, 2005, the Company received $110,156 for 492,267 shares to be issued.

During the period ended March 31, 2005, the Company commits to issue 70,000 shares of common stock for services and compensation amounting to $17,000.

Stock Options:

During the period ended March 31, 2005, the Company granted 2,120,000 stock options to non-employees with an exercise price of $0.25 per share. These options are vested immediately and the Company recorded a $414,679 expense in relation for the option grant.

During the period ended March 31, 2005, the Company granted 2,740,000 stock options to employees with an exercise price of $0.25 per share. These options are vested immediately.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS


The following table illustrates the effect on net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

                Net loss:
                        As reported                     $(2,398,427)
                        Deduct: Total stock-based
                        employee compensation expense
                        determined under fair value
                        based method for all awards         526,761
                                                        --------------
                        Pro forma                       $(2,925,188)
                                                        ==============

                Basic and diluted net loss per share:
                        As reported                     $     (0.09)
                                                        ==============
                        Pro forma                       $     (0.10)
                                                        ==============

The  above  pro  forma  effects  of  applying  SFAS  123  are  not   necessarily
representative of the impact on reported net loss for future years.

14. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income tax $ 0 for each nine month period ended March 31, 2005 and 2004. Interest expenses of $76,702 and $33,127 was paid during the nine month period ended March 31, 2005 and 2004, respectively.

Supplemental disclosure of non-cash investing and financing activities:

The cash flow statements do not include following non-cash investing and financing activities:

During the period ended March 31, 2005, the Company issued 1,158,968 shares of common stock for services amounting $271,153.

During the period ended March 31, 2005, the Company cancelled 62,500 shares.

During the period ended March 31, 2005, the Company issued 5,000 shares of common stock towards payment of interest expense on the notes amounting to $ 1,900.

15. RELATED PARTY TRANSACTIONS

Certain of the Company's major shareholders have loaned money to the Company at various times. The notes payable to the related parties have been presented in
Note 8. Interest expense for related parties for the period ended March 31, 2005 and 2004 amounted to $31,682 and $12,521 respectively.

During the period ended March 31, 2005, the Company settled debt to a related party for $146,500 and agreed to issue 732,500 shares towards the settlement.

16. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through March 31, 2005, the Company had incurred cumulative losses of $13,510,945 including net losses of $2,398,427 for the nine month period ended March 31, 2005. The continuing losses have adversely affected the liquidity of the Company.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS


In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company,s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended March 31, 2005, towards (i) obtaining additional equity financing and (ii) evaluation and reorganization of its distribution and marketing methods.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                $  1,254.30
Accounting fees and expenses          10,000.00*
Legal fees and expenses               45,000.00*
Miscellaneous                          3,745.70
                                    -----------
                         TOTAL       $60,000.00*
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On August 22,  2002,  we issued  12,500  shares in  exchange  for  services
rendered  valued  at  $5,000.   Such  issuances  were  considered   exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 22, 2002, we issued 50,000 shares related to a private placement valued at $20,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On September 20, 2002, we issued 125,000 shares related to employee bonuses valued at $50,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On September  20, 2002,  we issued  12,500  shares in exchange for services
rendered  valued  at  $5,000.   Such  issuances  were  considered   exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

     On September 20, 2002, we issued 184,479 shares related to a private placement valued at $53,791.60. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On October 12, 2002, we issued 3,000,000 shares in exchange for debt reduction valued at $306,687. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On March 31, 2003, we issued 81,500 shares related to a loan pay down valued at $38,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On March 31, 2003, we issued 167,000 shares related to a private placement valued at $66,800. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On March 31, 2003, we issued 46,869 shares in exchange for debt reduction valued at $6,928.70. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On March 31, 2003,  we issued  141,400  shares in exchange  for  consulting
services  valued  at  $49,490.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

     On June 25, 2003, we issued 403,208 shares in exchange for valuable services rendered valued at $162,533. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On June 25, 2003, we issued 357,000 shares related to a private placement valued at $142,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 4, 2003, we issued 37,500 shares in exchange for a loan reduction valued at $15,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 4, 2003, we issued 50,000 shares related to a loan reduction valued at $20,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 4, 2003, we issued 308,750 shares in exchange for a capital stock purchase valued at $123,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 23, 2003, we issued 33,750 shares related to a standard loan conversion valued at $13,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 23, 2003, we issued 55,555 shares related to a loan conversion valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 23, 2003, we issued 6,666 shares related to an accrued interest conversion valued at $3,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On September 29, 2003, we issued 662,918 shares related to private placement valued at $265,167. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On September 29, 2003, we issued 172,500 shares related to a loan conversion valued at $69,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On September  29, 2003,  we issued  90,675  shares in exchange for services
rendered  valued  at  $36,270.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

     On September 30, 2003, we issued 974,883 shares in exchange for a note payable convertible valued at $389,953.29. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On September 30, 2003, we issued 77,693 shares in exchange for accrued interest converted valued at $31,077.33. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On September 30, 2003, we issued 170,000 shares in exchange for a payoff of a convertible loan valued at $68,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On September 30, 2003, we issued 26,943 shares in exchange for a payoff of a convertible debenture valued at $10,777. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On September 30, 2003, we issued 201,375 shares related to private placement valued at $80,550. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On November 21, 2003, we issued 20,000 shares related to the payoff of a convertible loan valued at $8,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On November 21, 2003, we issued 318,750 shares related to a private placement valued at $127,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On November 21, 2003, we issued 550,000 shares in exchange for services rendered valued at $418,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On December 9, 2003,  we issued  50,000  shares in  exchange  for  services
rendered  valued  at  $31,500.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

     On December 24, 2003, we issued 50,000 shares related to a private placement valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On December 23, 2003, we issued 452,500 shares related to a private placement valued at $206,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On December 20, 2003, we issued 30,000 shares related to debt reduction valued at $12,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On January 21, 2004, we issued 242,100 shares related to a private placement valued at $116,050. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On February 9, 2004, we issued 522,300 shares related to a private placement valued at $227,400. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On March 25, 2004, we issued 577,750 shares related to a private placement valued at $247,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On April  16,  2004,  we issued  87,000  shares in  exchange  for  services
rendered  valued  at  $43,500.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

     On April 16, 2004, we issued 198,000 shares related to a private placement valued at $94,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On April 16, 2004, we issued 7,073 shares related to a note payable conversion valued at $2,283. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On June 29, 2004, we issued 182,500 shares related to private placement valued at $73,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On June 29, 2004, we issued 665,779 shares related to a note payable conversion valued at $252,996. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 20, 2004, we issued 399,593 shares in exchange for services rendered valued at $119,877.90. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 24, 2004, we issued 726,663 shares related to a private placement valued at $218,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On August 27, 2004, we issued 40,000 shares related to a private placement valued at $12,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On October 5, 2004, we issued 5,000 shares  related to an accrued  interest
converted  valued  at  $1,500.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

     On October 6, 2004, we issued 49,375 shares in exchange for services rendered valued at $14,812.50. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On January 3, 2005, we issued 710,000 shares in exchange for services rendered valued at $142,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On January 4, 2005, we issued 150,000 shares related to a note payable conversion valued at $30,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On January 4, 2005, we issued 150,000 shares related to a private placement valued at $30,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On January 4, 2005, we issued 340,000 shares related to a loan payable conversion valued at 68,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On February 28, 2005, we issued 580,500 shares related to a private placement valued at $116,100. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     On February 28, 2005, we issued 242,500 shares related to a loan payable conversion valued at $48,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 23, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 8,000,000 shares of our common stock.

     The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

     o    $700,000 was disbursed on June 23, 2005;

     o $600,000 will be disbursed within five days of the filing of this registration statement; and

     o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

     Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

     The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.21 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.28 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

     * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Reclamation Consulting and Applications or executive officers of Reclamation Consulting and Applications, and transfer was restricted by Reclamation Consulting and Applications in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

     ITEM 27. EXHIBITS.

     The following  exhibits are included as part of this Form SB-2.  References
to  "the  Company"  in  this  Exhibit  List  mean  Reclamation   Consulting  and
Applications, Inc., a Colorado corporation.

Exhibit No.       Description

3.1 Articles of Incorporation, filed as an exhibit to the registration statement on Form 10-SB, filed with the Securities and Exchange Commission (the "Commission") on March 8, 2000 and incorporated herein by reference.

3.2 Articles of Amendment to the Articles of Incorporation, filed as an exhibit to the registration statement on Form 10-SB, filed with the Commission on March 8, 2000 and incorporated herein by reference.

          3.3 Articles of Amendment to the Articles of Incorporation, filed as an exhibit to the registration statement on Form 10-SB, filed with the Commission on March 8, 2000 and incorporated herein by reference.

          3.4 By-laws, filed as an exhibit to the registration statement on Form 10-SB, filed with the Commission on March 8, 2000 and incorporated herein by reference.

4.1 Securities Purchase Agreement, dated June 23, 2005, by and among Reclamation Consulting and Applications, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.2 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.3 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.4 Callable Secured Convertible Note issued to AJW Partners, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.5 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.6 Stock Purchase Warrant issued to AJW Offshore, Ltd., dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.7 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.8 Stock Purchase Warrant issued to AJW Partners, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.9 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated June 23, 2005, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.10 Registration Rights Agreement, dated as of June 23, 2005, by and among Reclamation Consulting and Applications, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.11 Security Agreement, dated as of June 23, 2005, by and among Reclamation Consulting and Applications, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.12 Intellectual Property Security Agreement, dated June 23, 2005, by and among Reclamation Consulting and Applications, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

4.13 Guaranty and Pledge Agreement, dated June 23, 2005, by and among Reclamation Consulting and Applications, Inc., Gordon Davies, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on June 28, 2005 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

10.1      Employment Agreement for Gordon Davies, dated as of January 6, 2005.

10.2      Employment Agreement for Michael Davies, dated as of January 6, 2005.

10.3 Distribution Agreement, dated as of February 3, 2005, by and between the Company and ITA Asphalt Limited.

10.4 Distribution Agreement, dated as of July 7, 2005, by and between the Company and Jimmy Watts.

10.5 Distribution Agreement, dated as of July 12, 2005, by and between the Company and Mark Lang.

10.6 Distribution Agreement, dated as of June 30, 2005, by and between the Company and Don Pickett.

10.7 Contract Sales Representative Agreement, dated as of October 27, 2004, by and between the Company and Dennis Jackman.

10.8 Amendment to Contract Sales Representative Agreement, dated as of October 27, 2004, by and between the Company and Dennis Jackman.

10.9 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.10 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.11 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.12 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.13 Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.14 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.15 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.16 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.17 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.18 Amendment to Contract Sales Representative Agreement, dated as of November 15, 2004, by and between the Company and Rosiane Jacomini.

10.19 Distribution Agreement, dated as of August 10, 2004, by and between the Company and Aurtech Marketing, Pty., Ltd.

10.20 Distribution Agreement, dated as of December 5, 2003, by and between the Company and Canadian Release Agents, Ltd.

23.1      Consent of Kabani & Company, Inc. (filed herewith).

23.2      Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant, Reclamation Consulting and Applications, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Lake Forest, State of California, on July 27, 2005.

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.



By: /s/ GORDON DAVIES
    ---------------------------------------
Gordon Davies,
Chief Executive Officer, Principal Executive
Officer and Director

By: /s/ MICHAEL DAVIES
    ---------------------------------------
Michael Davies,
Chief Financial Officer, Principal
Financial Officer and Principal Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



SIGNATURE                             TITLE                             DATE

/s/ GORDON DAVIES          Chief Executive Officer (Principal      July 27, 2005
-------------------------  Executive Officer), President and
    Gordon Davies          Director

/s/ MICHAEL DAVIES         Chief Financial Officer (Principal      July 27, 2005
-------------------------  Financial Officer and Principal
    Michael Davies         Accounting Officer) and Director